Exhibit 99.1

Contact: Michael A. Sicuro Chief Financial Officer 281.863.6426

NEW DEBT SECURITIES OF US ONCOLOGY, INC.

THE WOODLANDS, TEXAS (June 5, 2009) — US Oncology, Inc. (the “Company”) today announced that it has entered into an agreement to sell an aggregate $775 million principal amount of 9 1/8% senior secured notes due 2017. The notes will be senior secured obligations of the Company. All of the Company’s subsidiaries that guarantee its senior secured revolving credit facility and other existing capital market debt and specified future subsidiaries will guarantee the notes on a senior secured basis. The notes and related guarantees will be secured by substantially all of the assets of the Company and the guarantors, subject to a first priority lien in such assets that secures the Company’s obligations under its senior secured revolving credit facility. The notes will be sold at a price equal to 97.926% of their face value, plus accrued interest from June 4, 2009, with an effective yield of 9.50%. Proceeds of the notes will be used to repay $436.7 million outstanding under the Company’s existing secured term loan credit facility, which matures September 2010 through August 2011, and the $300.0 million outstanding of the Company’s 9% Senior Notes due 2012, as well as to pay fees and expenses relating to the offering.

The offering is expected to close on June 18, 2009, subject to the satisfaction or waiver of customary closing conditions, and consummation of an amendment to the Company’s existing senior secured revolving credit facility.

The notes were offered in the United States only to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions to non-United States persons in reliance on Regulation S of the Securities Act. The offering of the notes was not and will not be registered under the Securities Act, and the notes may not be offered or sold within the United States, or to, or for the account or benefit of, any United States persons absent such registration or an applicable exemption from such registration requirement.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. Holdings is offering the floating rate notes in reliance upon an exemption from registration under the Securities Act of 1933 for an offer and sale of securities that does not involve a public offering.

Forward Looking Statements

This press release memorandum contains “forward looking statements.” All statements other than statements of historical acts included in this offering memorandum that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward looking statements. Forward looking statements give our current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of US Oncology, Inc. and its subsidiaries. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward looking statements are based on our expectations and beliefs concerning future events affecting us. They are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that the expectations reflected in our forward looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including those discussed under the heading “Risk Factors” .in US Oncology Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2008, and subsequent filings with the Securities and Exchange Commission.

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